LATHAM & WATKINS
                                Attorneys At Law

                           53rd AT THIRD, SUITE 1000
                                885 THIRD AVENUE
                         NEW YORK, NEW YORK 10022-4802

                            TELEPHONE (212) 906-1200
                               FAX (212) 751-4864

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                                 March 30, 1998


Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey 07046-1495

                  Re:      Registration Statement on Form S-3
                           Computer Horizons Corp.

Ladies and Gentlemen:

                  In connection with the registration of shares of common stock, par value $0.10 per share (the "Shares"), of Computer Horizons Corp., a New York corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on March 30, 1998 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

LATHAM & WATKINS
  Computer Horizons Corp.
  March 30, 1998
  Page 2


                  Subject to the foregoing, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                Very truly yours,

                                /s/Latham & Watkins